Exhibit 10.1

FORM OF INVESTOR SUBSCRIPTION AGREEMENT

Erytech Pharma S.A.

Bâtiment Adénine

60 Avenue Rockefeller

69008 Lyon

France

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.

This Subscription Agreement (the “Agreement”) is made as of the date set forth below between Erytech Pharma S.A., a societé anonyme organized under the laws of France, with a share capital of €2,164,648.90 and a registered office at Bâtiment Adénine, 60 Avenue Rockefeller, 69008 Lyon France, registered with the Register of Commerce and Companies (Registre du commerce et des sociétés) of Lyon under the number 479 560 013 (the “Company”), and the Investor.

2.

The Investor wishes to purchase and the Company wishes to issue, upon the terms and conditions stated in this Agreement (the “Offering”), without preferential subscription rights to specified categories of investors up to 1,034,483 shares with warrants attached (Actions à bons de souscription d’actions or ABSA) (the “Units”), each consisting of (i) four ordinary shares, par value €0.10 per share (each, a “Share”) and (ii) three warrants, each warrant to purchase one Share (each, a “Warrant”), whose Terms and Conditions (the “Terms and Conditions of the Warrants”) are attached hereto as Exhibit A (as exercised, collectively the “Warrant Shares”), for a subscription price of $29.00 per Unit (the “Subscription Price”), pursuant to the 25th resolution of the combined general meeting of the shareholders of the Company held on June 26, 2020 (the “25th Resolution”). The issuance of the Shares will result in an immediate capital increase of €24,868,971.30 (divided into a nominal amount of €413,793.20 and a total issuance premium of €24,455,178.10 and corresponding to a nominal value of ten cents (€0.10) plus an issuance premium of €5.91 per Share issued). Immediately upon creation, each Share within a Unit will be transferred to The Bank of New York Mellon (the “Depositary”) and the Depositary will issue one American Depositary Share (“ADS”) instead of such Share to the Investor purchasing such Unit.

3.	The Shares, including as represented by the ADSs, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

4.	The Securities will be issued pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

5.

In connection with the offering and sale of the Securities, the Company has entered into a placement agent agreement dated April 29, 2021 (the “Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”).

6.

The Company and the Investor agree that the Investor will subscribe from the Company and the Company will issue to the Investor, who meets the categories defined in the 25th Resolution, namely (i) natural and legal persons, including companies, trusts or investment funds, organized under French or foreign law, that regularly invest in the pharmaceutical, biotechnological or medical technology sector and/or (ii) companies, institutions or entities of any type, French or foreign, that exercise a significant part of their business in the pharmaceutical, cosmetic, chemical or medical devices and/or technologies or research in these sectors, the number of Units set forth below for the aggregate subscription price set forth below. The Units shall be subscribed for pursuant to, and the manner of settlement shall be as set forth in, the Terms and Conditions for Subscription of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor expressly acknowledges and agrees that all representations, warranties, covenants and agreements made or given by the Investor to the Company herein, and specifically as made or given in the Terms and Conditions for Subscription of Units attached hereto as Annex I, are also irrevocably made and given for the benefit of the Placement Agent (as defined in Annex I hereto) and that the Placement Agent is entitled to rely on the same in connection with the placement of the Units.

7.

The Company and the Investor agree that the Investor may, on an annual basis, request information related to the Company’s status for United States federal income tax purposes as a “passive foreign investment company” and information required for IRS form 5471 status and the Company will use its commercially reasonable efforts to provide any information the Company has in its possession or can obtain without significant burden that the Investor is required to have under United States tax law for such purpose.

8.

The Investor represents and warrants that, except as set forth below, it has had no position, office or other material relationship (including, but not limited to, a commercial, industrial, banking, consulting or accounting relationship) within the past three years with the Company or any of its affiliates.

Exceptions1:

1(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

The Investor agrees that prior to the Closing Date (as defined in Annex I hereto) it will complete the following information and deliver it to the Company:

Number of Units Subscribed (please hand-write the following below: “good for commitment to subscribe for [insert number of Units subscribed in letters] [(insert number of Units subscribed in numbers)] Units.”)1:

Subscription Price Per Unit: $29.00

Aggregate Subscription Price: $

The Aggregate Subscription Price will be paid in U.S. dollars to the following account of the Placement Agent:

Agent: [•]

Agent BIC Code: [•]

Beneficiary: [•]

A/C [•]

IBAN: [•]

for subsequent transfer to the account opened in the books of Société Générale Securities Services for the Offering as set forth in Section 3.3 of Annex I.

[1]	French law requirement: The Investor shall include a handwritten note after signature block “valuable for [number of Units subscribed in letters] (number of Units subscribed in numbers) Units.”

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

Dated as of: _______________, 2021

INVESTOR

By:
Print Name:
Title:
Address:

[Please insert the following in case of execution of the Agreement by a management company on behalf of investment funds

Name(s) of the investment funds represented by the Investor and number of Units subscribed by each of them:

________________________________ for _________________________________ Units

________________________________ for _________________________________ Units

________________________________ for _________________________________ Units

________________________________ for _________________________________ Units]

Agreed and Accepted

this ___ day of _____________, 2021:

ERYTECH PHARMA S.A.

By:
Name:
Title:

[SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

ANNEX I

TERMS AND CONDITIONS FOR SUBSCRIPTION OF UNITS

1.	Authorization and Issuance of the Units

Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of the Units, each consisting of four (4) Shares and three (3) Warrants. Each Warrant shall entitle the Investor to subscribe for one (1) new Share of the Company at a subscription price of $7.50 per Share (including an issuance premium of $5.91). Immediately upon creation, each Share within a Unit will be transferred to the Depositary and the Depositary will issue one ADS representing each such Share to the Investor purchasing such Unit.

The Company will cause the Shares and the Warrant Shares to be approved for admission to trading on the regulated market of Euronext Paris on the same date as the Closing Date (as defined in Section 3.1).

The Company will cause the Warrants to be admitted to the operations of Euroclear France SA on the Closing Date.

2.	Agreement to Issue and Subscribe for the Units; Placement Agent

2.1

The Units are being or will be offered pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended and, as the case may be, in the European Union, pursuant to Article 1, paragraph 4 a) of Regulation (EU) 2017/1129 of the European Parliament and of the Council dated 14 June 2017 (the “Prospectus Regulation”).

2.2

On the Closing Date (as defined in Section 3.1), the Company will issue to the Investor, and the Investor will subscribe for, upon the terms and conditions set forth herein, the number of Units set forth on the penultimate page of the Agreement to which these Terms and Conditions for Subscription of Units are attached as Annex I (the “Signature Page”) for the aggregate subscription price set forth on the Signature Page.

2.3

The Investor acknowledges that the Company intends to pay H.C. Wainwright & Co., LLC (“HCW” or the “Placement Agent”) certain placement fees and expenses in respect of the sale of Units to the Investor.

2.4

The Company has entered into a placement agent agreement with the Placement Agent that contains certain customary representations, warranties, covenants and agreements of the Company for the benefit of the Placement Agent alone.

2.5	The Placement Agent shall be the third-party beneficiary of the representations, warranties and covenants of the Investor in Section 4 below.

3.	Closings and Delivery of the Units and Funds

3.1	Closing

The time and date of closing of the Offering (the “Closing”) shall be at 04:00 p.m. (CET), on May [4], 2021, or such later date (the “Closing Date”) as agreed by the Company and the Placement Agent. By executing this Agreement, the Investor consents and agrees to any later date and time agreed to by the Company and the Placement Agent.

The Company has designated Société Générale Securities Services as “banque centralisatrice” and “dépositaire” (the “Centralizing Bank”) to receive the subscriptions and payment for the subscriptions of the Units in accordance with Section 3.3 below.

I-4

3.2	(a) Conditions to the Company’s Obligation

The Company’s obligation to issue the Units to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(i) Such Investor shall have executed and delivered to HCW this Agreement.

(ii) Such Investor shall have delivered to the Company, through HCW, the subscription price for the Units being subscribed for hereunder as set forth on the Signature Page by the Investor by wire transfer of immediately available funds pursuant to the wire instructions.

(iii) The accuracy of the representations and warranties made by the Investor shall be true and correct in all material respects and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Investor shall have performed, satisfied and complied in all material respects with the undertakings of the Investor required by this Agreement to be fulfilled prior to the Closing Date.

(b)	Conditions to the Investor’s Obligation

The Investor’s obligations are expressly not conditioned on the subscription by any or all of the Investors of the Units that they have agreed to subscribe from the Company.

3.3	Delivery of Funds

(a)

Prior to the Closing Date, the Investor shall wire transfer the aggregate subscription price to the account of HCW or its clearing agent and shall notify the Company and HCW of (i) the account from which the aggregate subscription price will be wired to the account of HCW or its clearing agent for subsequent transfer to the account opened in the books of Société Générale Securities Services, (ii) the account to be credited by the Depositary with the ADSs to be issued instead of the Shares being purchased by such Investor as part of the Units, and (iii) the account opened in the name of the Investor and to which the Warrants will be credited by the Centralizing Bank. Such notification shall be effected using the Form of Notice set forth in Exhibit B hereto.

The account of HCW or clearing agent to which the aggregate subscription price shall be wired in U.S. dollars by the Investor is set forth in the Signature Page.

(b)

By executing this Agreement, the Investor irrevocably instructs HCW or its clearing agent to deliver, and the Centralizing Bank to accept delivery of, the subscription monies from their respective settlement accounts to the augmentation de capital bank account opened at the Centralizing Bank in its book in the name of the Company upon notice from HCW or the clearing agent to the Centralizing Bank that the conditions to the closing of the Offering have been satisfied or waived.

(c)

If the conditions to the closing of the Offering have not been satisfied or waived, then the Company undertakes to return any amount wired by the Placement Agent or its clearing agent on behalf of the Investor to the account opened in the books of the Centralizing Bank to the account specified by the Investor pursuant to Section 3.3(a) above as soon as possible, and in no event later than two (2) business days after the day on which the Company or the Placement Agent shall have determined that such closing conditions are definitively not satisfied or definitively cannot be waived.

(d)

Prior to the Closing Date, the Investor shall have furnished to the Placement Agent and the Company such other further information, certificates and documents as such Placement Agent or the Company may reasonably request.

3.4	Delivery of Units

On the Closing Date, subject to and upon receipt of the aggregate subscription amount of the Offering on the Closing Date and the issuance of the depositary certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code by the Centralizing Bank, all of the Shares and Warrants corresponding to the subscribed Units will be created and registered no later than on the Closing Date. All Shares shall be delivered by the Centralizing Bank to the Depositary to the account specified by the Investor pursuant to Section 3.3(a) above and all Warrants shall be delivered by the Centralizing Bank to the Investor to the account specified by the Investor pursuant to Section 3.3(a).

3.5	American Depositary Shares

The Investor is hereby notified that if the Investor wants to convert the Warrant Shares into ADSs, then the Company will use best efforts to facilitate such conversion with the Investor and the Depositary for the ADSs. The Company shall pay all Depositary fees in relation to the foregoing (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company or its agent and any exercise notice delivered by an Investor).

4.	Representations, Warranties and Covenants of the Investor

4.1	The Investor represents and warrants to, and covenants with, the Company that:

(a)

The Investor acknowledges that there may be certain consequences under U.S. and other tax laws resulting from an investment in the Units and the Warrant Shares and will make such investigations and consult such tax and other advisors with respect thereto as it deems appropriate and prior to purchasing the Units and the Warrant Shares, it will have satisfied itself, without limitation, concerning the effects of U.S. federal, state and local income tax laws and foreign tax laws concerning its investment in the Units and the Warrant Shares.

4.2

Any Investor that is not located in the United States further represents and warrants to, and covenants with, the Company that the Investor is a qualified investor as defined in Article 2(e) of the Prospectus Regulation.

4.3	The Investor further represents and warrants to, and covenants with, the Company that:

(a)

The Investor is a (i) natural and legal person, including company, trust or investment fund, organized under French or foreign law, that regularly invest in the pharmaceutical, biotechnological or medical technology sector and/or (ii) company, institution or entity of any type, French or foreign, that exercise a significant part of its business in the pharmaceutical, cosmetic, chemical or medical devices and/or technologies or research in these sectors; provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the Units.

4.4

The Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Units and not to the Investor, and that each of the Placement Agent and its representatives make no representation or warranty with regard to the merits of the Offering or as to the completeness or accuracy of any information or materials such Investor may have received in connection therewith. The Investor acknowledges that it has not relied on any information, representations or advice furnished by or on behalf of the Placement Agent or any affiliate thereof or any representative of the Placement Agent or its affiliates in making a decision to purchase the Units.

4.5

The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction other than the United States and the Republic of France, which would permit a public offering of the Units or the Warrant Shares, or possession or distribution of offering materials in connection with the issuance of the Units or the Warrant Shares in any jurisdiction where action for that purpose is required.

4.6

The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement (including the Terms and Conditions of the Warrants) and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement (including the Terms and Conditions of the Warrants), and (b) this Agreement and the Terms and Conditions of the Warrants constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.7

All of the Investor’s information on the Signature Page hereto may be used in connection with the admission to trading of the Shares on Euronext Paris and the information thereon is true and correct as of the date hereof and will be true and correct as of the Closing Date.

4.8

The Investor represents and warrants that the proceeds funds will not be derived from sources prohibited under any sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control or any or any applicable prohibited party list maintained by any U.S. government agency, French government agency, the European Union, or Her Majesty’s Treasury.

5.	Survival of Representations, Warranties and Agreements

Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being subscribed and the payment therefor.

6.	Notices

All notices, requests, consents and other communications hereunder will be in writing, will be mailed by International Federal Express or delivered by facsimile, and will be deemed given (i) if delivered by International Federal Express, two (2) business days after so mailed or (ii) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered as addressed as follows:

(a)	if to the Company, to:

Erytech Pharma S.A.

Bâtiment Adénine

60 Avenue Rockefeller

69008 Lyon

France

Facsimile: +33 (0)4 78 75 56 29

Attention: General Counsel

with a copy (for informational purposes only) to:

Cooley LLP

500 Boylston Street

14th Floor

Boston, Massachusetts 02116

Facsimile: +1 617 937 2400

Attention: Marc Recht

H.C. Wainwright & Co., LLC

430 Park Avenue, 3rd Floor

New York, New York 10022

Facsimile: + 212 356 0500

Attention: Mark W. Viklund

(b)	if to the Investor, at its address set forth in the Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

7.	Changes

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.	Headings

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.	Severability

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.	Governing Law and Jurisdiction

This Agreement, and any non-contractual obligations arising out of this Agreement, shall be governed by, and construed in accordance with the laws of France. Any dispute or suit relating to the interpretation, validity and performance of this Agreement, or arising out of or as a consequence hereof, shall be subject to the exclusive jurisdiction of the Tribunal de Commerce of Paris.

11.	Execution of Agreement; Effectiveness

This Agreement has been executed in two originals, one for each party. This Agreement will become effective upon execution and delivery by the Company and the Investor.

12.	Termination

In the event that the Closing shall not have occurred with respect to an Investor on or before ten (10) Business Days from the date hereof due to the Company’s or such Investor’s failure to satisfy the conditions set forth herein (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

14.	Exculpation of Placement Agent

Each party hereto agrees for the express benefit of the Placement Agent, its affiliates and representatives that:

(a)

Neither the Placement Agent nor any of its affiliates or representatives (1) have any duties or obligations under this Agreement other than those specifically set forth herein; (2) shall be liable for any improper payment made in accordance with this Agreement and the information provided herein by the Company; (3) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (4) shall be liable for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, willful misconduct or bad faith.

(b)

The Placement Agent and its affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

EXHIBITS

Exhibit A Terms and Conditions of the Warrants

Exhibit B Form of Notice

Exhibit A

Terms and Conditions of the Warrants

[See attached]

Exhibit B

Form of Notice

Bank account from which the aggregate Subscription Price will be wired:

[•]

Securities account to which the ADSs representing the Shares will be transferred:

[•]

Securities account to which the Warrants will be transferred:

[•]

Aggregate Subscription Price: $[•]

Number of Shares: [•]

Account to which the Warrants will be credited: [•]